Exhibit 5.1

August 7, 2018

Great Western Bancorp, Inc.
225 S. Main Avenue
Sioux Falls, SD 57104

Re:	Shelf Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Great Western Bancorp, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 filed by the Company on the date hereof (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale from time to time by the Company, pursuant to Rule 415 promulgated under the Securities Act, of the following securities: (i) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”); (ii) shares of preferred stock, par value $0.01 per share, of the Company, in one or more series (“Preferred Stock”), (iii) depositary shares each representing a fractional share of a particular series of Preferred Stock and evidenced by depositary receipts (“Depositary Shares”); (iv) debt securities of the Company (“Debt Securities”), which may be unsecured senior debt securities (“Senior Debt Securities”) or unsecured subordinated debt securities (“Subordinated Debt Securities”); (v) subscription rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Rights”); (vi) warrants to purchase Common Stock, Preferred Stock or other securities (“Warrants”); (vii) units comprised of two or more of any of the foregoing securities in any combination (the “Units”); and (viii) such indeterminate amount and number of each class or series of the foregoing securities as may be issued upon conversion, exchange, exercise or settlement, as applicable, of any other securities that provide for such conversion, exchange, exercise or settlement (collectively, the “Indeterminate Securities”). The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Rights, the Warrants, the Units and the Indeterminate Securities are referred to collectively as the “Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Unless otherwise specified in the applicable prospectus supplement: (i) the Depositary Shares will be issued under a deposit agreement (a “Deposit Agreement”) to be entered into between the Company and the depositary to be named therein (the “Depositary”); (ii) the Senior Debt Securities will be issued under one or more indentures (each, a “Senior Indenture”) to be entered into between the Company and a trustee to be named therein (the “Senior Debt Trustee”); (iii) the Subordinated Debt Securities will be issued under one or more indentures (each, a “Subordinated Indenture”) to be entered into between the Company and a trustee to be named therein (the “Subordinated Debt Trustee”); (iv) the Rights will be issued under a rights agent agreement (the “Rights Agreement”) to be entered into between the Company and the rights agent to be named therein (the “Rights Agent”); (v) the Warrants will be issued under a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a warrant agent to be named therein (the “Warrant Agent”); and (vi) the Units will be issued pursuant to a unit agreement (the “Unit Agreement”) to be entered into between the Company and a unit agent to be named therein (the “Unit Agent”), each of the foregoing agreements to be substantially in the form that has been or will be filed (if necessary) by amendment to the Registration Statement or as an exhibit to one or more Current Reports on Form 8-K filed by the Company.

In rendering this opinion, we have examined and relied upon originals, or photostatic or certified (or otherwise satisfactorily identified) copies, of the Registration Statement (including the forms of the Senior Indenture and the Subordinated Indenture and the other exhibits attached thereto), the Amended and Restated Certificate of Incorporation of the Company, as currently in effect (the “Certificate”) and the Amended and Restated Bylaws of the Company, as currently in effect (the “Bylaws”). We have also examined originals, or photostatic or certified (or otherwise satisfactorily identified) copies, of such other records of the Company, certificates of officers of the Company and other agreements, documents and instruments and have examined such questions of law as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures appearing on all documents, the legal capacity of all natural persons signing such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the accuracy and completeness of all corporate records made available to us by the Company, and the truth and accuracy of all facts set forth in all certificates provided to or examined by us. As to any facts material to the opinions expressed herein, we have with your agreement relied upon certificates of officers of the Company and on information obtained from public officials.

Exhibit 5.1

We have further assumed that: (i) a prospectus supplement with respect to the offer and sale of the Securities described therein will have been filed with the Commission in compliance with the Securities Act and the rules thereunder; (ii) certificates or instruments evidencing the Securities will have been issued in the form and on the terms dictated by the definitive purchase agreement, underwriting agreement, Deposit Agreement, Senior Indenture, Subordinated Indenture, Rights Agreement, Warrant Agreement, Unit Agreement or similar agreement applicable to such Securities; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws, rules and regulations, including Rule 415 under the Securities Act, and solely in conformity with the Registration Statement, any amendment thereto, and the applicable prospectus supplement and as contemplated by the applicable corporate action; (iv) at the time of execution, countersignature, issuance and delivery of any Securities, the purchase agreement, underwriting agreement, Deposit Agreement, Senior Indenture, Subordinated Indenture, Rights Agreement, Warrant Agreement, Unit Agreement or similar agreement applicable to such Securities will have been duly authorized, executed and delivered by the Company and other parties thereto; and (v) the terms of the Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. We also have assumed that: (i) at the time of execution, issuance and delivery of the Depositary Shares, the related Deposit Agreement will be the valid and legally binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms; (ii) at the time of execution, issuance and delivery of the Debt Securities, the related Senior Indenture or Subordinated Indenture, as the case may be, will be the valid and legally binding obligation of the Senior Debt Trustee or the Subordinated Debt Trustee, as the case may be, enforceable against the Senior Debt Trustee or the Subordinated Debt Trustee, as the case may be, in accordance with its terms; (iii) at the time of execution, issuance and delivery of the Rights, the related Rights Agreement will be the valid and legally binding obligation of the Rights Agent, enforceable against the Rights Agent in accordance with its terms; (iv) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; and (v) at the time of the execution, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent, enforceable against the Unit Agent in accordance with its terms. We have also assumed that the Senior Indenture or the Subordinated Indenture, as the case may be, will be executed and delivered in substantially the form reviewed by us.

In addition, we have assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under the purchase agreement, the underwriting agreement, the Senior Indenture or the Subordinated Indenture, as the case may be, and each Deposit Agreement, Rights Agreement, Warrant Agreement and Unit Agreement, will not, violate, conflict with or constitute a default under: (i) the Certificate or the Bylaws, or any agreement or instrument to which the Company or its assets are subject; (ii) any law, rule or regulation to which the Company or its assets are subject, except that we do not make the assumption set forth in this clause (ii) with respect to Applicable Law (as defined below); (iii) any judicial or regulatory order, decree or other binding action of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We have also assumed that: (i) prior to the issuance of any Securities, the Company will have duly authorized the issuance and terms of the Securities under the laws of the State of Delaware; and (ii) the Company has and will have otherwise complied with all aspects of the laws of the State of Delaware in connection with the issuance of the Securities as contemplated by the Registration Statement.

Our opinions set forth herein are limited to: (i) the Delaware General Corporation Law; and (ii) such other laws of the State of Delaware that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement with respect to the offer and sale of the Securities and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Applicable Law”). We do not express any opinion with respect to the law of any jurisdiction other than Applicable Law or as to the effect of the law of any jurisdiction other than Applicable Law on the opinions herein stated. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the Applicable Law, as in effect on the date hereof, notwithstanding that the Applicable Law is subject to change with possible retroactive effect. For avoidance of doubt, we express no opinion on the securities or blue sky laws of any state or jurisdiction, including the State of Delaware.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.    With respect to the issuance and sale of any shares of Common Stock (including any Indeterminate Securities constituting shares of Common Stock), assuming: (i) that the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the taking by the board of directors of the Company or a duly constituted and acting committee of the board of directors of the Company (such board of directors and committee being referred to herein, collectively, as the “Board”) of all necessary corporate action to authorize and approve the issuance and sale of the shares of Common Stock; (iii) the due issuance and delivery of the shares of Common Stock, upon payment therefor, in

Exhibit 5.1

accordance with the applicable purchase, underwriting or similar agreement approved by the Board; and (iv) that if the shares of Common Stock are to be certificated, certificates in the form required under the laws of the State of Delaware representing such shares of Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of Common Stock (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any Indeterminate Securities) will be validly issued, fully paid and non-assessable.

2.    With respect to the issuance and sale of any shares of a series of Preferred Stock (including any Indeterminate Securities constituting shares of Preferred Stock), assuming: (i) that the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the taking by the Board of all necessary corporate action to authorize and approve the issuance and sale of such series of Preferred Stock, including the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications and restrictions thereof, with respect to such series of Preferred Stock; (iii) the due filing of an amendment to the Certificate with respect to such series of Preferred Stock with the Delaware Secretary of State; (iv) the due issuance and delivery of the shares of such series of Preferred Stock, upon payment therefor, in accordance with the applicable purchase, underwriting or similar agreement approved by the Board; and (v) that if the shares of such series of Preferred Stock are to be certificated, certificates in the form required under the laws of the State of Delaware representing the shares of such series of Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of such series of Preferred Stock (including any shares of Preferred Stock duly issued upon conversion, exchange or exercise of any Indeterminate Securities) will be validly issued, fully paid and non-assessable.

3.    With respect to the Depositary Shares (including any Indeterminate Securities constituting Depositary Shares), assuming: (i) that the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the taking by the Board of all necessary corporate action to authorize and approve the execution and delivery of the Deposit Agreement and the issuance of the shares of a series of Preferred Stock represented by such Depositary Shares, including the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications and restrictions thereof, with respect to such series of Preferred Stock; (iii) the due filing of an amendment to the Certificate with respect to such series of Preferred Stock with the Delaware Secretary of State; (iv) the due issuance and delivery to the Depositary of the shares of such series of Preferred Stock represented by the Depositary Shares; (v) the due execution, issuance and delivery of depositary receipts evidencing the Depositary Shares against deposit of the shares of such series of Preferred Stock in accordance with the Deposit Agreement; and (vi)  payment of the consideration for such Depositary Shares provided for in the applicable purchase, underwriting or similar agreement approved by the Board in accordance with the provisions of the Deposit Agreement and such agreement, the depositary receipts evidencing the Depositary Shares (including any Depositary Shares duly issued upon conversion, exchange or exercise of any Indeterminate Securities) will constitute valid and legally binding obligations of the Company, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) public policy considerations which may limit the rights of parties to obtain remedies (the limitations described in the immediately preceding clauses (a), (b) and (c) are referred to herein as the “General Limitations”), and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

4.    With respect to the Debt Securities (including any Indeterminate Securities constituting Debt Securities), assuming: (i) that the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the qualification of the Senior Indenture or Subordinated Indenture (including any necessary supplemental indenture), as the case may be, under the Trust Indenture Act of 1939, as amended; (iii) to the extent that the obligations of the Company under the Debt Securities may be dependent upon such matters, (a) the due organization, valid existence and good standing under the laws of its jurisdiction of organization of the financial institution to be identified as the Senior Debt Trustee or the Subordinated Debt Trustee, as the case may be, in the Senior Indenture or Subordinated Indenture, as the case may be, governing such Debt Securities, (b) the due qualification of such trustee to engage in the activities contemplated by the applicable indenture, (c) the compliance, generally and with respect to acting as a trustee under the Senior Indenture or Subordinated Indenture, as the case may be, by such trustee with all applicable laws and regulations, and (d) the possession by such trustee of the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Senior Indenture or Subordinated Indenture, as the case may be; (iv) the taking by the Board of all necessary corporate action to authorize and approve (a) the issuance and sale of the Debt Securities, including the form, terms, execution, delivery, performance, issuance and sale of such series of Debt Securities as contemplated by the Senior Indenture or the Subordinated Indenture, as the case may be, and (b) the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities as contemplated by the Senior Indenture or the Subordinated Indenture, as the case may be; (v) the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of the Debt Securities by the Company and the Senior Debt Trustee or the Subordinated Debt Trustee (in the case of such a supplemental indenture), as the case may be, or by duly authorized officers of the Company (in the case of such an officers’

Exhibit 5.1

certificate), in each case in accordance with the provisions of the Certificate and the Bylaws and any resolutions of the Board and the provisions of the Senior Indenture or the Subordinated Indenture, as the case may be; (vi) the execution by the Company of the certificates evidencing the Debt Securities, the authentication by the Senior Debt Trustee or the Subordinated Debt Trustee, as the case may be, of such certificates and the Company’s issuance thereof, all in accordance with the Senior Indenture or the Subordinated Indenture, as the case may be, and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Debt Securities; and (vii) the due issuance and delivery of the Debt Securities, upon payment therefor, in accordance with the applicable purchase, underwriting or similar agreement approved by the Board, the Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Indeterminate Securities) will constitute valid and legally binding obligations of the Company, except to the extent that enforcement thereof may be limited by the General Limitations or by waivers of any usury defense contained in the Senior Indenture or the Subordinated Indenture, as the case may be, or in such Debt Securities which may be unenforceable.

5.    With respect to the Rights (including any Indeterminate Securities constituting Rights), assuming: (i) that the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the taking by the Board of all necessary corporate action to authorize and approve (a) the issuance and terms of the Rights, (b) the execution and delivery of the Rights Agreement with respect to the Rights, (c) if the Rights are exercisable for shares of Common Stock, the issuance of any shares of Common Stock upon exercise of the Rights, (d) if the Rights are exercisable for shares of Preferred Stock, the issuance of shares of a series of Preferred Stock upon exercise of the Rights, including the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications and restrictions thereof, with respect to such series of Preferred Stock, and (e) if the Rights are exercisable for Debt Securities, the various approvals required of the Board with respect to such Debt Securities as set forth in paragraph 4 above; (iii) the due filing of an amendment to the Certificate with respect to such series of Preferred Stock with the Delaware Secretary of State if the Rights are exercisable for shares of Preferred Stock; and (iv) the due execution, countersignature, issuance and delivery of (a) the Rights, (b) any such Common Stock, (c) any such Preferred Stock, or (d) any such Debt Securities, in each case upon the payment of the consideration therefor provided for in the applicable purchase, underwriting or similar agreement approved by the Board, and in accordance with the provisions of the applicable Rights Agreement and such agreement, such Rights (including any Rights duly issued upon conversion, exchange or exercise of any Indeterminate Securities) will constitute valid and legally binding obligations of the Company, except to the extent that enforcement thereof may be limited by the General Limitations.

6.    With respect to the Warrants (including any Indeterminate Securities constituting Warrants), assuming (i) that the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the taking by the Board of all necessary corporate action to authorize and approve (a) the execution and delivery of the Warrant Agreement and the issuance and sale of the Warrants in conformity with such Warrant Agreement, (b) if the Warrants are exercisable for shares of Common Stock, the issuance of shares of any Common Stock upon exercise of such Warrants, (c) if the Warrants are exercisable for shares of Preferred Stock, the issuance of shares of a series of Preferred Stock upon exercise of such Warrants, including the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications and restrictions thereof, with respect to such series of Preferred Stock; (iii) the due filing of an amendment to the Certificate with respect to such series of Preferred Stock with the Delaware Secretary of State if the Warrants are exercisable for shares of Preferred Stock; and (iv) the due execution, countersignature, issuance and delivery of (a) such Warrants, (b) any such Common Stock, or (c) any such Preferred Stock, in each case upon payment of the consideration for such Warrants provided for in the applicable purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Warrant Agreement and such agreement, such Warrants (including any Warrants duly issued upon conversion, exchange or exercise of any Indeterminate Securities) will constitute valid and legally binding obligations of the Company, except to the extent that enforcement thereof may be limited by the General Limitations.

7.    With respect to the Units (including any Indeterminate Securities constituting Units), assuming: (i) that the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the taking by the Board of all necessary corporate action to authorize and approve (a) the issuance and terms of the Units, (b) the execution and delivery of the Unit Agreement with respect to the Units, (c) the issuance of shares of Common Stock that are a component of the Units, (d) the issuance of shares of a series of Preferred Stock that are a component of the Units, including the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications and restrictions thereof, with respect to such series of Preferred Stock, (e) the execution and delivery of the Senior Indenture or Subordinated Indenture, as applicable, with respect to any Debt Securities that are a component of the Units, and the various approvals required of the Board with respect to such Debt Securities as set forth in paragraph 4 above, (f) the execution and delivery of the Deposit Agreement with respect to any Depositary Shares that are a component of the Units, (g) the execution and delivery of the Warrant Agreement with respect to any Warrants that are a component of the Units; (iii) the due filing of an amendment to the Certificate with respect to such series of Preferred Stock with the Delaware Secretary of State if shares of Preferred Stock are a component of the Units; and (iv) the due execution, countersignature (in the case of any such Warrants), issuance and delivery of (a) the Units, (b) any such Common Stock, (c) any such Preferred Stock, (d) any such Debt Securities, (e)  the depositary receipts

Exhibit 5.1

evidencing any such Depositary Shares, and (f) any such Warrants, in each case upon the payment of the consideration therefor provided for in the applicable purchase, underwriting or similar agreement approved by the Board, the applicable Senior Indenture or Subordinated Indenture, as the case may be, in the case of such Debt Securities, the applicable Depository Agreement, in the case of such Depository Shares, the applicable Warrant Agreement, in the case of such Warrants, and in accordance with the provisions of the applicable Unit Agreement, such Units (including any Units duly issued upon conversion, exchange or exercise of any Indeterminate Securities) will constitute valid and legally binding obligations of the Company, except to the extent that enforcement thereof may be limited by the General Limitations.

Our conclusions are limited to the matters expressly set forth as our “opinion” herein, and no opinion is implied or is to be inferred beyond the matters expressly so stated. Such opinion is given as of the date hereof, and we expressly decline any undertaking to revise or update such opinion subsequent to the date hereof or to advise you of any matter arising subsequent to the date hereof that would cause us to modify, in whole or in part, such opinion.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Nyemaster Goode, PC

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